UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 5, 2005

COURIER CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation or organization)

Commission File Number: 0-7597

IRS Employer Identification Number: 04-2502514

15 Wellman Avenue, North Chelmsford, MA	01863
(Address of principal executive offices)	(Zip Code)

(978) 251-6000
(Registrant’s telephone number, including area code)

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On December 5, 2005, the Compensation Committee of the Board of Directors of Courier Corporation (the “Company”) recommended, and the Board of Directors approved, that effective January 1, 2006, each non-employee director of the Company will receive an annual cash retainer fee of $25,000 per year.  Previously, each non-employee director received an annual cash retainer fee of $20,000.

On December 5, 2005, the Compensation Committee also recommended, and the Board of Directors approved, certain amendments to the Courier Corporation Deferred Compensation Program (the “Deferred Compensation Program”), the Courier Corporation Executive Compensation Program (the “Executive Compensation Program”) and the Courier Corporation Senior Executive Severance Program (the “Executive Severance Program”).

The amendments to the Deferred Compensation Program were made in order to comply with certain requirements of Section 409A of the Internal Revenue Code of 1986, as amended, enacted as part of the American Jobs Creation Act of 2004 (the “2004 Deferred Compensation Rules”). The amendments continue all terms and conditions of the program currently in effect, except that the amendments provide that payment of deferred compensation on account of termination of employment for reasons other than death must be delayed a minimum of six months after termination of employment.  In addition, in the event of any termination of an executive, then, in the case of death, such payment shall be made within 60 days after the executive’s termination of employment, and in all other instances such payment shall be made in the seventh month after the executive’s termination of employment.  The foregoing description of the amendments to the Deferred Compensation Program does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment to Terms and Conditions of Courier Corporation Deferred Compensation Program, dated as of December 5, 2005, that is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The amendments to the Executive Compensation Program continue all terms and conditions of the program currently in effect, except that the amendments provide that in the event of a change in control of the Company, each executive shall be entitled to receive a pro-rated (over the one-year performance period) portion of his or her targeted cash bonus for the year in which such change in control occurs and a pro-rated (over the three-year performance period) portion of his or her targeted long term performance incentive award in cash.  In addition, the amendments provide that upon a change in control of the Company, each executive’s unexercised and unvested stock options, restricted stock grants and restricted stock units shall become fully vested and exercisable and that each executive shall receive a pro-rated (over the three-year performance period) amount in cash equal to his or her unearned target long term stock incentive cash award.  The amendments effected other definitional and grammatical changes that are ministerial in nature, as well as changes to conform the program’s other provisions to the changes noted above.  The foregoing description of the amendments to the Executive Compensation Program does not purport to be complete and is qualified in its entirety by reference to the Courier Corporation Executive Compensation Program, as amended and restated as of December 5, 2005, that is filed as Exhibit 10.2 hereto and incorporated herein by reference.

The amendments to the Executive Severance Program continue all terms and conditions of the program currently in effect, except that the amendments (1) eliminate retirement as a circumstance under which an Eligible Executive would not be entitled to the change in control benefits provided under the program, (2) provide that termination by an Eligible Executive for any reason during a 30-day period commencing one year after the date of a change in control of the Company shall constitute a “good reason” termination under the program, (3) clarify that any deferred compensation shall be included in the calculation of average five year salary and bonus (“Average Five Year Compensation”) for purposes of determining the amount of severance to which an Eligible Executive is entitled, (4) change the multiple to be applied to an Eligible Executive’s Average Five Year Compensation from (x) a graduated scale beginning with a factor of 1 times Average Five Year Compensation for Eligible Executives having up to 2 years of service with the Company up to a factor of 2.5 times Average Five Year Compensation for Eligible Executives having at least 20 years of service with the Company, to (y) a factor of 3 times Average Five Year Compensation for James Conway, Robert Story, George Nichols and Peter Folger, and 2 times Average Five Year Compensation for any Vice President of the Company having at least 10 years of service with the Company, (5) change the period of time following a termination by an Eligible Executive during which such executive shall be entitled to continued Group Health Program benefits from 36 months to December 31 of the second calendar year following the calendar year containing the date of such executive’s termination of employment and eliminate such extended coverage under the Company’s Basic Life Insurance Plan, Supplemental Life Insurance Plan, Accidental Death and Dismemberment Insurance Plan and Long Term Disability Plan, (6) change the geographical scope of the Eligible Executive’s right to terminate for “good reason” as a result of relocation of the company’s principal offices from Lowell, Massachusetts to North Chelmsford, Massachusetts, (7) permit the Board of Directors, in its sole discretion, to establish a rabbi trust with an independent trustee and make a contribution to such trust to satisfy the Company’s obligations under the Executive Severance Program, and (8) effect certain other changes to the Executive Severance Program similar to those made to the Deferred Compensation Program in order to comply with the 2004 Deferred Compensation Rules.  “Eligible Executives” for purposes of the Executive Severance Program are Messrs. Conway, Story, Nichols and Folger and any Vice President of the Company having at least 10 years of service with the Company.  The amendments effected other definitional and grammatical changes that are ministerial in nature, as well as changes to conform the program’s other provisions to the changes noted above.  The foregoing description of the amendments to the Executive Compensation Program does not purport to be complete and is qualified in its entirety by reference to the Courier Corporation Senior Executive Severance Program, as amended and restated as of December 5, 2005, that is filed as Exhibit 10.3 hereto and incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(a)                                  Financial statements of business acquired.

Not applicable.

(b)                                 Pro forma financial information.

Not applicable.

(c)                                  Exhibits.

Exhibit No.	Exhibit

10.1	Fourth Amendment to Terms and Conditions of Courier Corporation Deferred Compensation Program dated as of December 5, 2005*

10.2	Courier Corporation Executive Compensation Program, as amended and restated as of December 5, 2005*

10.3	Courier Corporation Senior Executive Severance Program, as amended and restated as of December 5, 2005*

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COURIER CORPORATION

	By:	/s/ Robert P. Story, Jr.

Robert P. Story, Jr.

Senior Vice President and

Chief Financial Officer

Date: December 7, 2005

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Fourth Amendment to Terms and Conditions of Courier Corporation Deferred Compensation Program dated as of December 5, 2005

10.2	Courier Corporation Executive Compensation Program, as amended and restated as of December 5, 2005

10.3	Courier Corporation Senior Executive Severance Program, as amended and restated as of December 5, 2005